Exhibit 99.1
DIGI INTERNATIONAL REPORTS FIRST FISCAL QUARTER 2010 RESULTS
Revenue and Net Income Increase Compared to First Fiscal Quarter 2009 and Fourth Fiscal Quarter 2009
MINNEAPOLIS, MN — January 21, 2010 — Digi International® Inc. (NASDAQ: DGII, www.digi.com) reported revenue of $43.0 million for the first fiscal quarter of 2010, compared with $41.4 million for the first fiscal quarter of 2009, representing an increase of $1.6 million, or 3.9%. Net income was $1.2 million, or $0.05 per diluted share in the first fiscal quarter of 2010 compared to $1.0 million, or $0.04 per diluted share in the year ago comparable quarter, an increase of $0.2 million, or 18%. Other financial highlights for the first fiscal quarter of 2010 include:
•	Digi’s revenue in the first fiscal quarter of 2010 exceeded revenue in the fourth fiscal quarter of 2009 by $3.0 million, or 7.4%. Net income in the first fiscal quarter of 2010 exceeded net income in the fourth fiscal quarter of 2009 by $0.2 million, or 25%.

•	North American revenue increased by $2.4 million, or 10.3% in the first fiscal quarter of 2010 compared to the year ago comparable quarter, and increased sequentially from the fourth quarter of fiscal 2009 by $1.3 million, or 5.4%. Revenue in all other geographic regions decreased by $0.8 million, or 4.2% in the first fiscal quarter of 2010 compared to the year ago comparable quarter, and increased sequentially from the fourth quarter of fiscal 2009 by $1.7 million, or 10.4%.

•	Digi’s balance sheet remains strong with a current ratio of 7.2 to 1.

•	Digi exceeded Street consensus revenue and earnings per share estimates for the first fiscal quarter of 2010.
“Digi believes it is emerging from the downturn as evidenced by our year-over-year and sequential increases in revenue and profitability,” said Joe Dunsmore, Digi’s Chief Executive Officer. “We continued to grow our wireless product portfolio and are looking forward to an even stronger 2010 as the economy shows improvement and we remain focused on gaining market share and increasing shareholder value.”
Business Results for the Three Months Ended December 31, 2009
Revenue from embedded products in the first fiscal quarter of 2010 was $18.1 million compared to $18.0 million in the first fiscal quarter of 2009, an increase of $0.1 million, or 0.3% . Revenue from non-embedded products was $24.9 million in the first fiscal quarter of 2010 compared to $23.4 million in the first fiscal quarter of 2009, an increase of $1.5 million, or 6.7%. Revenue from embedded products includes $0.6 million

Digi International Reports First Fiscal Quarter 2010 Results
of MobiApps revenue in the first fiscal quarter of 2010, acquired on June 8, 2009.
The weakening of the U.S. dollar compared to the Euro and UK pound sterling in the first fiscal quarter of 2010 compared to the same quarter a year ago had a favorable impact on total revenue of $0.4 million.
Revenue in North America was $25.5 million in the first fiscal quarter of 2010, compared to $23.1 million in the first fiscal quarter of 2009, an increase of $2.4 million, or 10.3%. Revenue in Europe was $11.0 million in the first fiscal quarter of 2010, compared to $13.3 million in the comparable quarter a year ago, a decrease of $2.3 million, or 17.3% . Revenue in the Asia Pacific region was $5.3 million in the first fiscal quarter of 2010, including MobiApps revenue of $0.5 million, compared to $3.8 million in the first fiscal quarter of 2009, an increase of $1.5 million, or 39.1%. Latin American revenue was $1.1 million in the first fiscal quarter of 2010, compared to $1.1 million in the comparable quarter a year ago.
Gross profit was $21.7 million in the first fiscal quarter of 2010 compared to $21.2 million in the same period in the prior year. The gross margin was 50.5% in the first fiscal quarter of 2010 compared to 51.4% in the first fiscal quarter of 2009. The gross margin was lower in the first fiscal quarter of 2010 than in the comparable period a year ago due to unfavorable product mix primarily within the embedded product lines, partially offset by favorable manufacturing variances and other expenses.
Total operating expenses in the first fiscal quarter of 2010 were $19.9 million, or 46.2% of revenue, compared to $20.5 million, or 49.5% of revenue, in the first fiscal quarter of 2009. The decrease in operating expenses in the first fiscal quarter of 2010 compared to the same quarter in the prior year is primarily due to the impact of the restructuring that took place in April 2009, partially offset by incremental ongoing operating expenses from MobiApps.
Digi reported operating income of $1.8 million, or 4.3% of net sales, in the first fiscal quarter of 2010 compared to $0.8 million, or 1.9% of net sales, in the first fiscal quarter of 2009.
Net income was $1.2 million in the first fiscal quarter of 2010, or $0.05 per diluted share, compared to $1.0 million, or $0.04 per diluted share, in the first fiscal quarter of 2009. Earnings per diluted share for the first fiscal quarter of 2009 include a discrete tax benefit of $0.4 million, or $0.01 per diluted share, resulting from the extension of the research and development tax credit for two additional years beyond calendar 2007. This extension allowed Digi to record research and development tax credits earned during the last three quarters of fiscal 2008 in the first quarter of fiscal 2009.
Digi’s cash and cash equivalents and marketable securities balance, including long-term marketable securities, was $78.5 million at December 31, 2009, an increase of $2.7 million over the cash and cash equivalents and marketable securities balance at September 30, 2009. Please refer to the Condensed Consolidated Statements of Cash Flows which is included in this earnings release for additional cash flow details. At December 31, 2009, Digi’s current ratio was 7.2 to 1 compared to 7.4 to 1 at September 30, 2009.

Digi International Reports First Fiscal Quarter 2010 Results
First Fiscal Quarter 2010 Business Highlights:
Key Partnerships and Customer Relationships
•	Spectrum Design Solutions, Digi’s wireless consulting group and a leading embedded cellular integrator, announced their collaboration with Qualcomm to promote wireless M2M designs incorporating Qualcomm’s newest cellular technology offering, called Gobi. Spectrum expects to help customers reduce time-to-market of Gobi-enabled wireless M2M products by up to 50 percent.
iDigi Bundled Wireless Solutions
•	Showing its unique ability to blend multiple wireless technologies into a vertically focused solution, Digi introduced the ConnectPort X5 family of compact, ruggedized telematics devices. The product family is the industry’s first family of telematics devices to incorporate cellular, satellite, global positioning system (GPS), Wi-Fi and vehicle area network (VAN) wireless technology in one device. Additionally, ConnectPort X5 customers have access to the iDigi wireless M2M solutions bundle which includes the hosted software and services necessary to easily configure and manage large scale device deployments.
Other Key Announcements
•	On November 17, 2009, the NASDAQ OMX Group, Inc., Clean Edge, Inc., and First Trust Advisors L.P. announced the launch of a new exchange traded fund (ETF) — the First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund (Nasdaq:GRID). It is based on the NASDAQ® Clean Edge® Smart Grid Infrastructure Index(SM) (Nasdaq:QGRD), a benchmark for the smart grid and electric infrastructure sector. Digi is included in the Smart Grid Infrastructure Index, which enables investors to “easily track companies that are working diligently to help fully implement an energy grid that is more efficient, cleaner and resilient.” First Trust’s ETF, GRID, is designed to correspond to the price and yield performance of the index on which it is based.

•	In partnership with Freescale Semiconductor, Digi introduced the industry’s first core module designed specifically for low power, wireless multimedia applications. Representing three industry firsts, the ConnectCore™ Wi-MX51 is industry’s first wireless enabled core module based on Freescale’s new high-performance i.MX51 processor, first to offer 802.11 a/b/g/n Wi-Fi and first to support Microsoft’s new Windows CE 6.0 R3.

•	Digi launched the Industry’s first M2M development kit for mainstream satellite development for under $300. The Digi m10 JumpStart Kit features the smallest, most cost effective and highest performance ORBCOMM satellite modem available. The m10 JumpStart Kit de-mystifies satellite development allowing customers to quickly and easily build satellite-enabled products.

•	Digi launched an all-in-one 3G cellular router with Wi-Fi, GPS, telemetry and enterprise-class security. The new Digi TransPort™ WR44 provides high-speed networking for mobile hotspots, remote payment

Digi International Reports First Fiscal Quarter 2010 Results
processing, remote office and other remote networking applications.

•	Digi received Federal Information Processing Standard (FIPS) 140-2 Level 2 security certification for the Digi Passport console server from the National Institute of Standards and Technology (NIST). This stringent third-party security certification makes the Digi Passport ideal for data center management in government, healthcare, financial and other regulated industries.
Guidance
For the second fiscal quarter of fiscal 2010, Digi projects revenue in a range of $43 million to $47 million. Digi projects net income per diluted share in a range of $0.04 to $0.09.
For the full fiscal year 2010, Digi projects revenue in a range of $170 million to $190 million. Digi anticipates that the most likely full year revenue will be $180 million, an increase of $2 million from the guidance provided at the end of the prior fiscal year. Digi projects net income per diluted share to be in a range of $0.18 to $0.42.
First Fiscal Quarter 2010 Conference Call Details
Digi invites all those interested in hearing management’s discussion of its quarter, on Thursday, January 21, 2010 after market close at 5:00 p.m. EST (4:00 p.m. CST), to join the call by dialing (866) 543-6411 and entering passcode 75034147. International participants may access the call by dialing (617) 213-8900 and entering passcode 75034147. A replay will be available two hours after the completion of the call, and for one week following the call, by dialing (888) 286- 8010 for domestic participants or (617) 801-6888 for international participants and entering access code 18164316 when prompted. Participants may also access a live webcast of the conference call through the investor relations section of Digi’s website, www.digi.com.
About Digi International
Digi International is making wireless M2M easy by developing reliable products and solutions to connect and securely manage local or remote electronic devices over the network or via the Web. Digi offers the highest levels of performance, flexibility and quality, and markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs). For more information, visit Digi’s Web site at www.digi.com, or call 877-912-3444.
For more news and information on Digi International® Inc., please visit www.IRGnews.com/coi/DGII where you can find the CEO’s video, a fact sheet on the company, investor presentations, and more.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of

Digi International Reports First Fiscal Quarter 2010 Results
the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates, rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company’s reliance on distributors, delays in the Company’s product development efforts, uncertainty in consumer acceptance of the Company’s products, continued or increasing weakness in North America and developing weakness in other regions due to changes in economic conditions, the current uncertainty in global economic conditions which could negatively affect product demand, the recent financial crises affecting the banking system and financial markets which could negatively impact the financial solvency of the Company’s customers and suppliers, the extreme volatility in fixed income, credit and equity markets which could result in actual amounts realized on the Company’s debt securities or other investments that differ significantly from current market values, the ability to achieve the anticipated benefits and synergies associated with acquisitions, and changes in the Company’s level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K for the year ended September 30, 2009 and its quarterly reports on Form 10-Q, could cause the Company’s future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Contacts:
S. (Kris) Krishnan
Digi International
952-912-3125
Email: S. (Kris) Krishnan
Erika Moran
The Investor Relations Group
212-825-3210
Email: The Investor Relations Group
For more information, visit Digi’s Web site at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Digi International Reports First Fiscal Quarter 2010 Results
Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,
	2009	2008
Net sales	$42,968	$41,361
Cost of sales (exclusive of amortization of purchased and core technology shown separately below)	20,163	19,069
Amortization of purchased and core technology	1,092	1,044

Gross profit	21,713	21,248

Operating expenses:
Sales and marketing	9,240	9,625
Research and development	6,486	6,974
General and administrative	3,442	3,193
Intangibles amortization	716	690

Total operating expenses	19,884	20,482

Operating income	1,829	766
Other income (expense):
Interest income, net	41	495
Other expense	(38)	(236)

Total other income, net	3	259

Income before income taxes	1,832	1,025
Income tax provision	633	9

Net income	$1,199	$1,016

Net income per common share, basic	$0.05	$0.04

Net income per common share, diluted	$0.05	$0.04

Weighted average common shares, basic	24,701	25,381

Weighted average common shares, diluted	24,979	25,679

Digi International Reports First Fiscal Quarter 2010 Results
Digi International Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2009	September 30, 2009
ASSETS

Current assets:
Cash and cash equivalents	$43,453	$48,434
Marketable securities	33,124	22,311
Accounts receivable, net	21,846	19,032
Inventories	25,245	26,619
Deferred tax assets	2,392	2,415
Other	3,499	3,844

Total current assets	129,559	122,655

Marketable securities	1,951	5,063
Property, equipment and improvements, net	16,851	16,678
Identifiable intangible assets, net	25,004	26,877
Goodwill	86,500	86,558
Deferred tax assets	437	440
Other	622	677

Total assets	$260,924	$258,948

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,292	$5,567
Accrued compensation	3,928	3,275
Accrued warranty	952	970
Deferred payment on acquisition	2,993	2,966
Restructuring	636	721
Other	3,114	3,035

Total current liabilities	17,915	16,534

Deferred tax liabilities	4,071	4,331
Income taxes payable	4,891	4,893
Deferred payment on acquisition	2,837	2,812
Other noncurrent liabilities	731	792

Total liabilities	30,445	29,362

Total stockholders’ equity	230,479	229,586

Total liabilities and stockholders’ equity	$260,924	$258,948

Digi International Reports First Fiscal Quarter 2010 Results
Digi International Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three months ended December 31,
	2009	2008
Operating activities:
Net income	$1,199	$1,016
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, equipment and improvements	665	590
Amortization of identifiable intangible assets and other assets	1,944	1,854
Stock-based compensation	998	968
Deferred income taxes	(249)	(836)
Other	(197)	110
Changes in operating assets and liabilities	(445)	(5,688)

Net cash provided by (used in) operating activities	3,915	(1,986)

Investing activities:
Purchase of marketable securities	(8,161)	(4,173)
Proceeds from maturities of marketable securities	519	16,064
Purchase of property, equipment, improvements and certain other intangible assets	(915)	(843)
Proceeds from sale of property and equipment	11	—

Net cash (used in) provided by investing activities	(8,546)	11,048

Financing activities:
Payments on capital lease obligations	(6)	(69)
Proceeds from stock option plan transactions and other	—	57
Proceeds from employee stock purchase plan transactions	—	309

Net cash (used in) provided by financing activities	(6)	297

Effect of exchange rate changes on cash and cash equivalents	(344)	(903)

Net (decrease) increase in cash and cash equivalents	(4,981)	8,456

Cash and cash equivalents, beginning of period	48,434	14,176

Cash and cash equivalents, end of period	$43,453	$22,632